EXHIBIT 5.2



                     CONSENT OF OSLER, HOSKIN & HARCOURT LLP

                                                    Direct  Dial: (212) 907-0504
                                                      Our Matter Number: 1037011



April 29, 2003


Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario
M5H 4B7

Dear Sirs/Mesdames:

Re:  Amendment No. 1 to the Registration Statement on Form F-10 for Inco Limited
--------------------------------------------------------------------------------

We have acted as Canadian counsel to Inco Limited (the "Company") in connection with the Amendment No. 1 to the registration statement on Form F-10 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to the Convertible Debentures due 2023.

We know that we are referred to under the headings "Enforceability of Certain Civil Liabilities", "Description of Debentures - Enforceability of Judgments" and "Validity of the Debentures" in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,


/S/ OSLER, HOSKIN & HARCOURT LLP

RCL/ALW